Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	Chapter 11

Winn-Dixie Stores, Inc., et al.	Case No. 05-03817-3F1

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE
PERIOD FROM JUNE 1, 2006 TO JUNE 28, 2006

DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32254-3699

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

SMITH HULSEY & BUSEY
ATTN: STEPHEN D. BUSEY
225 WATER STREET
SUITE 1800
JACKSONVILLE, FL 32202

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: July 18, 2006	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT ☐

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

PAGE
Financial Statements as of and for the four weeks ended June 28, 2006:

Condensed Consolidated Balance Sheet (Unaudited)	1

Condensed Consolidated Statement of Operations (Unaudited)	2

Condensed Consolidated Statement of Cash Flows (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4

Schedule:

Schedule 1: Total Disbursements by Filed Legal Entity	10

NOTE:	THIS REPORT CONTAINS FINANCIAL STATEMENTS THAT ARE PRELIMINARY AND DO NOT REFLECT ALL YEAR-END ADJUSTMENTS, INCLUDING ADJUSTMENTS TO INVENTORY RELATED TO LIFO INVENTORY VALUATION, ADJUSTMENTS TO PROPERTY, PLANT AND EQUIPMENT RELATED TO COMPLETION OF IMPAIRMENT ANALYSES, AND OTHERS ADJUSTMENTS THAT MAY HAVE A MATERIAL IMPACT ON THE FINANCIAL STATEMENTS.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

Amounts in thousands	June 28, 2006
ASSETS
Current assets:
Cash and cash equivalents	$187,514
Marketable securities	14,308
Trade and other receivables, less allowance for doubtful accounts of $5,943	148,384
Insurance claims receivable	45,547
Income tax receivable	30,382
Merchandise inventories, less LIFO reserve of $156,405	473,808
Prepaid expenses and other current assets	31,064
Assets held for sale	41,939

Total current assets	972,946

Property, plant and equipment, net	499,965
Other assets, net	104,953

Total assets	$1,577,864

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current borrowings under DIP Credit Facility	$40,000
Current portion of long-term debt	232
Current obligations under capital leases	3,661
Accounts payable	238,778
Reserve for self-insurance liabilities	87,633
Accrued wages and salaries	75,730
Accrued rent	36,576
Accrued expenses	103,566
Liabilities related to assets held for sale	8,777

Total current liabilities	594,953

Reserve for self-insurance liabilities	144,243
Long-term debt	164
Obligations under capital leases	3,696
Other liabilities	15,599

Total liabilities not subject to compromise	758,655

Liabilities subject to compromise	1,122,836

Total liabilities	1,881,491

Shareholders’ deficit:
Common stock	141,858
Additional paid-in-capital	35,214
Accumulated deficit	(447,019)
Accumulated other comprehensive loss	(33,680)

Total shareholders’ deficit	(303,627)

Total liabilities and shareholders’ deficit	$1,577,864

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands	Four weeks ended June 28, 2006
Net sales	$542,769
Cost of sales, including warehouse and delivery expenses	395,772

Gross profit on sales	146,997
Other operating and administrative expenses	164,116
Restructuring gains	(40,023)

Operating income	22,904
Interest expense, net	81

Earnings before reorganization items and income taxes	22,823
Reorganization items, net expense	4,702
Income tax expense	—

Net earnings from continuing operations	18,121

Discontinued operations:
Loss from discontinued operations	(14)
Gain on disposal of discontinued operations	5,481
Income tax expense	—

Net earnings from discontinued operations	5,467

Net earnings	$23,588

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Amounts in thousands	Four weeks ended June 28, 2006
Cash flows from operating activities:
Net earnings	$23,588
Adjustments to reconcile net earnings to net cash used in operating activities:
Gain on sales of assets, net	(41,837)
Reorganization items, net	4,702
Depreciation and amortization	8,598
Stock compensation plans	544
Change in operating assets and liabilities:
Trade and other receivables	(4,499)
Merchandise inventories	(25,565)
Prepaid expenses and other current assets	4,696
Accounts payable	28,555
Reserve for self-insurance liabilities	(391)
Lease liability on closed facilities	(8,238)
Income taxes receivable	134
Defined benefit plan	(126)
Other accrued expenses	(5,750)

Net cash used in operating activities before reorganization items	(15,589)
Cash effect of reorganization items	(733)

Net cash used in operating activities	(16,322)

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,900)
Decrease in investments and other assets	392
Proceeds from sales of assets	55,328
Purchases of marketable securities	(346)
Sales of marketable securities	579
Other	(302)

Net cash provided by investing activities	50,751

Cash flows from financing activities:
Gross borrowings on DIP Credit Facility	458
Gross payments on DIP Credit Facility	(458)
Principal payments on capital lease obligations	(119)
Principal payments on long-term debt	(18)
Other	(137)

Net cash used in financing activities	(274)

Increase in cash and cash equivalents	34,155
Cash and cash equivalents classified as Assets held for sale	(8,084)
Cash and cash equivalents at beginning of period	161,443

Cash and cash equivalents at end of period	$187,514

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in five states in the southeastern United States and The Bahamas. On February 21, 2005 (the “Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Chapter 11” or “Bankruptcy Code”) in the United States Bankruptcy Court. The filing did not include the Company’s operations in The Bahamas. The cases are being jointly administered by the United States Bankruptcy Court for the Middle District of Florida (the “Court”) under the caption “In re: Winn-Dixie Stores, Inc., et al., Case No. 05-03817-3F1.”

The financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited condensed consolidated financial statements including the subsidiaries that did not file petitions under Chapter 11 of the Bankruptcy Code, W-D Bahamas Ltd. (and its direct and indirect subsidiaries) and WIN General Insurance, Inc. (the “Non-Filing Entities”). As of and for the four-week period ended June 28, 2006, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the Debtors. All significant intercompany transactions and accounts were eliminated in consolidation. The Company’s reporting cycle is on a fiscal period basis, each comprised of four weeks.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business. Due to the Chapter 11 filings, such realization of assets and liquidation of liabilities are subject to a significant number of uncertainties. Specifically, the Condensed Consolidated Financial Statements do not include all necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies or (c) the effect of any changes that may be made in connection with the Company’s capitalization or operations as a result of a confirmed plan of reorganization.

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization are reported separately as reorganization items in the unaudited consolidated statement of operations. Net cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows.

These unaudited condensed consolidated financial statements are not intended to present fairly the financial position of the Company as of June 28, 2006, or the results of its operations or its

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

cash flows for the four weeks then ended in conformity with generally accepted accounting principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In addition, due to the timing of the year-end closing process, these financial statements do not contain all year-end adjustments, including adjustments to inventory that are likely to occur upon completion of the LIFO inventory analysis and adjustments to property, plant and equipment upon completion of the year-end impairment review. These adjustments may have a material effect on the financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated and (3) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the SEC on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The Company cannot determine future events and their effects with certainty, particularly while the Chapter 11 cases are proceeding. Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and other factors such as historical experience, current and expected economic conditions, and in some cases, actuarial calculations. The Company constantly reviews these significant factors and makes adjustments when appropriate.

The consolidated statement of operations and cash flows for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future. Additionally, as noted above, several year-end entries have not yet been recorded, which may have a material effect on the financial statements.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the fiscal year ended June 29, 2005, the Quarterly Reports on Form 10-Q for the fiscal quarters ended September 21, 2005, January 11, 2006 and April 5, 2006 and other filings with the SEC.

2.	Proceedings Under Chapter 11 of the Bankruptcy Code: The Company currently operates the business as debtors-in-possession pursuant to the Bankruptcy Code. As debtors-in-possession, it is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

On June 29, 2006, the Company filed a proposed plan of reorganization (the “Plan of Reorganization” ) and related disclosure statement (“Disclosure Statement”) with the Court. A hearing is scheduled for August 4, 2006 to determine the adequacy of the Disclosure Statement.

Key elements of the Plan of Reorganization include: substantive consolidation of the Debtors for purposes of the Plan and distributions under the Plan of Reorganization; payment in full of administrative and priority claims; reinstatement of or payment of secured claims; distribution of the common stock of the reorganized company to unsecured creditors, in varying amounts; cash payments of certain de minimis claims; and cancellation of all existing shares of the Company’s common stock.

For further information, refer to the Plan of Reorganization and Disclosure Statement included as Exhibits 2.1 and 99.1, respectively, to the Current Report on Form 8-K filed July 3, 2006.

Under the priority scheme established by the Bankruptcy Code, generally post-petition liabilities and pre-petition liabilities must be satisfied before shareholders are entitled to receive any distribution. As noted above, the Plan of Reorganization proposes no recovery for shareholders. Although the Plan of Reorganization provides estimated recoveries for unsecured creditors, the amount of any actual recoveries will not be determined until confirmation and implementation of a plan of reorganization. Nor can any assurance be given as to what recoveries, if any, will be assigned in the bankruptcy proceedings to unsecured creditors. The Plan of Reorganization proposes that holders of the Company’s unsecured debt will receive less, and potentially substantially less, than payment in full for their claims. For the foregoing reasons, the value of the Company’s common stock and unsecured debt is highly speculative.

3.	DIP Credit Facility: Subsequent to the Petition Date, the Court authorized Winn-Dixie Stores, Inc. and five specified debtor subsidiaries to enter into the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The obligations under the DIP Credit Facility are guaranteed by all of the Debtors and are secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all such assets and by a super-priority administrative expense claim in each of the Chapter 11 cases. The $800.0 million DIP Credit Facility is a revolving credit facility that includes a $300.0 million letter of credit sub-facility and a $40.0 million term loan. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility (filed as Exhibit 10.2 to the Current Report on Form 8-K filed February 24, 2005), the first amendment to the DIP Credit Facility dated March 31, 2005 (filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005), the second amendment to the DIP Credit Facility dated July 29, 2005 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 9, 2005), the third

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

amendment to the DIP Credit Facility dated January 31, 2006 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 6, 2006) and the fourth amendment to the DIP Credit Facility dated March 17, 2006 (filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended April 5, 2006). The following capitalized terms have specific meanings as defined in the DIP Credit Facility, as amended: Agent, Borrowing Base, Reserves, Excess Availability and EBITDA.

At the Company’s option, interest on the revolving and term loans under the DIP Credit Facility is based on LIBOR or the bank’s prime rate plus an applicable margin. The applicable margin varies based upon the underlying rate and the amount drawn on the facility in relation to the underlying collateral. In addition, there is an unused line fee of 0.375%, a sub-facility letter of credit fee of 1.0%, a standby letter of credit fee of 1.75%, and a letter of credit fronting fee of 0.25%. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such financings, including among others, reporting requirements and financial covenants. The financial covenants include tests of cash receipts, cash disbursements and inventory levels as compared with the rolling 12-week cash forecast provided to the bank group, and EBITDA and capital expenditures tests as compared to monthly projections. At all times, Excess Availability is not permitted to fall below $100.0 million, effectively reducing borrowing availability. As of June 28, 2006, the Company was in compliance with these covenants. Borrowing availability was $147.6 million, as summarized below:

June 28, 2006
Lesser of Borrowing Base or DIP Credit Facility capacity (net of Reserves of $243,310, including $218,198 related to outstanding letters of credit)	$287,643
Outstanding borrowings	(40,000)

Excess Availability	247,643
Limitation on Excess Availability	(100,000)

Borrowing availability	$147,643

As shown in the table above, availability under the DIP Credit Facility is determined net of Reserves, which are subject to revision by the Agent under the DIP Credit Facility to reflect events or circumstances that adversely affect the value of the Borrowing Base assets. Accordingly, a determination by the Agent to increase Reserves would reduce availability.

4.	Reclassifications: Certain operating items originally reported in the MORs for the periods from February 22, 2005 to May 31, 2006 may have been reclassified in the current period.

5.	Assets and liabilities classified as held for sale: On May 18, 2006, the Company received Court approval to sell its 78% ownership interest in Bahamas Supermarkets Limited, which owns twelve stores and a distribution center in The Bahamas. Assets and liabilities of Bahamas Supermarkets Ltd. have been reclassified to Assets held for sale and Liabilities related to assets held for sale, respectively.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

6.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2005 and Quarterly Reports on Forms 10-Q for the fiscal quarters ended September 21, 2005, January 11, 2006 and April 5, 2006.

7.	Cash: As of June 28, 2006, cash consists of cash in stores and ATMs of $8.1 million and operating cash of $179.4 million.

8.	Liabilities Subject to Compromise: Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The rights of and ultimate payments by the Company under pre-petition obligations will be determined upon confirmation and implementation of a plan of reorganization and may be substantially altered. Pre-petition liabilities subject to compromise are segregated in the balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims.

As of June 28, 2006, the components of liabilities subject to compromise consisted of:

June 28, 2006
Senior notes, including accrued interest	$310,540
Accounts payable	300,582
Lease liability on closed facilities and accrued rent	24,146
Claims from rejected leases	277,032
Non-qualified retirement plans	115,673
General liability claims	64,086
Other liabilities	30,777

Liabilities subject to compromise	$1,122,836

Non-qualified retirement plans consisted of the liability related to the Company’s management security plan, a non-qualified defined benefit plan, in the amount of $100.2 million and the liability related to the Company’s deferred compensation supplemental retirement plan in the amount of $15.5 million.

Under the Bankruptcy Code, the Debtors generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to the approval of the Court and certain other conditions. In this context, “assumption” means that the Company agrees to perform its obligations and cure all existing defaults under the contract or lease, and “rejection” means that it is relieved from its obligations to perform further under the contract or lease, but is

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

subject to a pre-petition claim for damages for the breach thereof subject to certain limitations. Any damages resulting from rejection of executory contracts that are permitted to be recovered under Chapter 11 will be treated as liabilities subject to compromise unless such claims were secured prior to the Petition Date.

Since the Petition Date, the Company has received Court approval to reject a number of leases and other executory contracts of various types. The Company is reviewing all of its executory contracts and unexpired leases to determine which additional contracts and leases it will reject. The Company’s deadline to assume or reject each of its real property leases has been extended for a majority of leases to the effective date of the Plan of Reorganization. The Company expects that additional liabilities subject to compromise will arise due to rejection of executory contracts, including leases, and from the determination of the Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. The Company also expects that the assumption of additional executory contracts and unexpired leases will convert certain of the liabilities shown on the accompanying financial statements as subject to compromise to post-petition liabilities. Due to the uncertain nature of many of the potential claims, the Company cannot project the magnitude of such claims with any degree of certainty.

9.	Reorganization items, net: Reorganization items, net, represents amounts incurred as a direct result of the Chapter 11 filings and was comprised of the following:

Four weeks ended June 28, 2006
Professional fees	$3,517
Lease rejections	(3,191)
Employee costs	401
Other	3,975

Reorganization items, net	$4,702

10.	Income taxes: The Company has established a valuation allowance for substantially all of its deferred tax assets since, after considering the information available, it was determined that it was more likely than not that the deferred tax assets would not be realized. Earnings or losses will not be tax-effected until such time as the realization of future tax benefits can be reasonably assured. Accordingly, the Company has not recorded any tax benefit or expense during the four weeks ended June 28, 2006.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the four weeks ended June 28, 2006 (Unaudited)

Amounts in thousands

Legal Entity	Case No.	Disbursements
Winn-Dixie Stores, Inc.	05-03817	$396,140
Dixie Stores, Inc.	05-03818	—
Table Supply Food Stores Co., Inc.	05-03819	—
Astor Products, Inc.	05-03820	—
Crackin’ Good, Inc.	05-03821	—
Deep South Distributors, Inc.	05-03822	—
Deep South Products, Inc.	05-03823	2,984
Dixie Darling Bakers, Inc.	05-03824	—
Dixie-Home Stores, Inc.	05-03825	—
Dixie Packers, Inc.	05-03826	—
Dixie Spirits, Inc.	05-03827	144
Economy Wholesale Distributors, Inc.	05-03828	—
Foodway Stores, Inc.	05-03829	—
Kwik Chek Supermarkets, Inc.	05-03830	—
Sunbelt Products, Inc.	05-03831	—
Sundown Sales, Inc.	05-03832	—
Superior Food Company	05-03833	—
WD Brand Prestige Steaks, Inc.	05-03834	—
Winn-Dixie Handyman, Inc.	05-03835	—
Winn-Dixie Logistics, Inc.	05-03836	12,131
Winn-Dixie Montgomery, Inc.	05-03837	49,751
Winn-Dixie Procurement, Inc.	05-03838	238,084
Winn-Dixie Raleigh, Inc.	05-03839	706
Winn-Dixie Supermarkets, Inc.	05-03840	228

Total Disbursements		$700,168

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.